UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2019

SENSEONICS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway Germantown, MD 20876-7005
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SENS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On July 17, 2019, Senseonics Holdings, Inc. (“Senseonics” or the “Company”) entered into an underwriting agreement with Jefferies LLC (the “Underwriting Agreement”) relating to the underwritten offering of 22,727,273 shares of the Company’s common stock, par value $0.001 per share (the “Equity Offering”). The offering price to the public is $1.10 per share. In addition, the Company granted Jefferies LLC an option to purchase, for a period of 30 days, up to an additional 3,409,090 shares of its common stock.  The total net proceeds to the Company from the Equity Offering are expected to be approximately $23.2 million, or approximately $26.7 million if Jefferies LLC exercises its option to purchase additional shares in full, in each case after deducting the underwriting discount and estimated offering expenses payable by the Company. The Company expects to use the net proceeds from the Equity Offering for working capital and general corporate purposes. The Equity Offering closed on July 22, 2019. The closing of the Equity Offering is a condition to the completion of the Notes Offering (as defined below).

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and Jefferies LLC, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Equity Offering is being made pursuant to the registration statement on Form S-3, declared effective by the Securities and Exchange Commission on April 19, 2018 (Registration No. 333-224057), a base prospectus dated April 19, 2018 and a prospectus supplement dated July 18, 2019. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the shares of common stock issued in the Equity Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

The Company hereby reaffirms its full year 2019 revenue outlook, as previously announced in connection with the reporting of the Company’s financial results for the quarter ended March 31, 2019 on May 9, 2019.  As of the date of this Current Report on Form 8-K, the Company continues to expect revenue for full year 2019 to be in the range of $25 to $30 million.

On July 18, 2019, the Company issued a press release announcing the pricing of the Equity Offering. A copy of the Equity Offering press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On July 18, 2019, the Company issued a press release announcing the pricing of the Notes Offering (as defined below). A copy of the Notes Offering press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including the press releases furnished as Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01 Other Events.

On July 18, 2019, the Company announced that the Company and its wholly owned subsidiary, Senseonics, Incorporated, had entered into a purchase agreement with Jefferies LLC, as initial purchaser, relating to the sale by the Company of $82.0 million aggregate principal amount of 5.25% convertible senior notes due 2025 (the “2025 Notes”) and guaranteed by Senseonics, Incorporated in a private offering to qualified institutional buyers (the “Notes Offering”) in reliance on the exemption from registration provided by Rule 144A under the Securities Act. The sale of the 2025 Notes is expected to close on July 25, 2019, subject to the amendment of the indenture governing the Company’s outstanding 5.25% convertible senior subordinated notes due 2023 (the “2023 Notes”), pursuant to a previously announced consent solicitation, and customary closing conditions.

The Company estimates that the net proceeds from the Notes Offering will be approximately $77.0 million, after deducting the initial purchaser’s discount and estimated offering expenses. The Company expects to use a portion of the net proceeds from the Notes Offering to repurchase $37.0 million aggregate principal amount of 2023 Notes from holders of the 2023 Notes, including holders that have entered into a consent solicitation support agreement in connection with the consent solicitation, at a purchase price equal to the principal amount thereof, plus accrued and unpaid interest thereon, and use the remaining amounts for working capital and general corporate purposes.

Interest on the 2025 Notes will be payable semi-annually in cash in arrears on January 15 and July 15 of each year, beginning on January 15, 2020, at a rate of 5.25% per year. The 2025 Notes will mature on January 15, 2025 unless earlier converted, redeemed or repurchased in accordance with their terms.

The 2025 Notes will be convertible, at the option of the holders, into shares of the Company’s common stock, at an initial conversion rate of 757.5758 shares per $1,000 principal amount of the 2025 Notes (equivalent to an initial conversion price of approximately $1.32 per share). The initial conversion price represents a premium of 20% to the $1.10 per share public offering price in the Equity Offering.

The Company may redeem for cash all or part of the 2025 Notes, at its option, if (1) the last reported sale price of the Company’s common stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption and (2) a registration statement covering the resale of the shares of the Company’s common stock issuable upon conversion of the 2025 Notes is effective and available for use and is expected to remain effective and available for use during the redemption period as of the date of the redemption notice date. The redemption price will be equal to 100% of the principal amount of the 2025 Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

If the Company undergoes a fundamental change (as defined in the indenture related to the 2025 Notes), holders may require the Company to repurchase for cash all or any portion of their 2025 Notes at a fundamental change repurchase price equal to 100% of the principal amount of the 2025 Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, following a notice of redemption or certain corporate events that occur prior to the maturity date, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its 2025 Notes in connection with such notice of redemption or corporate event. In certain circumstances, the Company will be required to pay cash in lieu of delivering make whole shares unless the Company obtains stockholder approval to issue shares.

Neither the 2025 Notes, the guarantees guaranteeing the 2025 Notes, nor the Company’s common stock issuable upon conversion of the 2025 Notes have been or will be registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful. Any offers of the 2025 Notes will be made only pursuant to Rule 144A under the Securities Act, including by means of a confidential offering memorandum.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 17, 2019.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
99.1	Press Release dated July 18, 2019, titled “Senseonics Announces Pricing of Public Offering of Common Stock.”
99.2	Press Release dated July 18, 2019, titled “Senseonics Announces Pricing of $82.0 Million 5.25% Convertible Senior Notes Due 2025.”

Forward Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company, including statements about the closing of, and the use of proceeds from, the Equity Offering and the Notes Offering, the Company’s projected revenue for full year 2019 and other statements containing the words “believe,” “expect,” “intend,”

“may,” “projects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including uncertainties inherent in the commercial launch and commercial expansion of the Company’s products, uncertainties related to market conditions and the closing of the Notes Offering and such other factors as are set forth in the risk factors detailed in Senseonics’ Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 15, 2019, the prospectus supplement related to the Equity Offering, filed with the SEC on July 19, 2019, and the Company’s other filings with the SEC under the heading “Risk Factors.” In addition, the forward-looking statements included in this Current Report on Form 8-K represent Senseonics’ views as of the date hereof. Senseonics anticipates that subsequent events and developments will cause Senseonics’ views to change. However, while Senseonics may elect to update these forward-looking statements at some point in the future, Senseonics specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing Senseonics’ views as of any date subsequent to the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2019	Senseonics Holdings, Inc.

	By:	/s/ Jon Isaacson
Jon Isaacson
Chief Financial Officer